Exhibit 4.138

AMENDMENT NO. 2

TO

SERIES 2003-1 SUPPLEMENT

dated as of March 24, 2005

between

RENTAL CAR FINANCE CORP.,

an Oklahoma corporation

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

a New York banking corporation,

as Trustee

AMENDMENT NO. 2

TO SERIES 2003-1 SUPPLEMENT

This Amendment No. 2 to Series 2003-1 Supplement dated as of March 24, 2005 (“Amendment”), between Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”) (RCFC and the Trustee are collectively referred to herein as the “Parties”).

RECITALS:

A.         RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the “Base Indenture”); and

B.         RCFC and the Trustee entered into that certain Series 2003-1 Supplement dated as of March 25, 2003, as subsequently amended by Amendment No. 1 to Series 2003-1 Supplement dated as of May 5, 2004 (as amended to the date hereof, the “Series 2003-1 Supplement”); and

C.         The Parties wish to further amend and supplement the Series 2003-1 Supplement as provided herein.

NOW THEREFORE, the Parties hereto agree as follows:

1.          Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series 2003-1 Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

2.	Amendment. The Series 2003-1 Supplement is hereby amended as follows:

(a)       By amending Schedule 1 referenced in the definition of “Maximum Manufacturer Percentage” in Section 2.1(b). The Schedule 1 attached hereto as Exhibit A amends, restates, replaces and supersedes in its entirety the current Schedule 1.

(b)       By deleting the definition of “Maximum Non-Program Percentage” in Section 2.1(b) in its entirety and replacing it with the following:

“Maximum Non-Program Percentage” means, with respect to Non-Program Vehicles, (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition and approval of the Series 2003-1 Insurer, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, fifty percent (50%)”.

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3.          Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Series 2003-1 Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series 2003-1 Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series 2003-1 Supplement specifically referred to herein and any references in the Series 2003-1 Supplement to the provisions of the Series 2003-1 Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.          Applicable Provision. Pursuant to Section 8.7(b) of the Series 2003-1 Supplement, the Series 2003-1 Supplement may be amended or modified without the consent of any Series 2003-1 Noteholder but with the consent of RCFC, DTAG, the Trustee and the Series 2003-1 Insurer and written confirmation of the then current ratings of the Series 2003-1 Notes from the Rating Agencies to amend the definition of “Maximum Manufacturer Percentage” and the definition of “Maximum Non-Program Percentage” and to make changes related thereto.

5.          Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

6.          Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.          GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.          Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

RCFC:

RENTAL CAR FINANCE CORP.,

an Oklahoma corporation

By: _____________________________________

Pamela S. Peck

Vice President and Treasurer

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY

AMERICAS, a New York banking corporation

By: ______________________________________

Name: ______________________________

Title: _______________________________

Pursuant to Section 8.7(b) of the Series 2003-1 Supplement, Dollar Thrifty Automotive Group, Inc. and MBIA Insurance Corporation hereby consent to the foregoing Amendment as of the day and year first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP,

INC., a Delaware corporation

By: ______________________________________

Pamela S. Peck

Vice President and Treasurer

MBIA INSURANCE CORPORATION

By: ______________________________________

Name: ______________________________

Title: _______________________________

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EXHIBIT A

SCHEDULE 1

Schedule of Maximum Manufacturer Percentages of Group III Vehicles

	Maximum	Maximum
Eligible Manufacturer	Program Percentage*	Non-Program Percentage*

DaimlerChrysler	100%	(1)
Ford	100%	(1)
Toyota	100%	(1)
General Motors	100%	(1)
Honda	0%	(1)
Nissan	0%	(1)
Volkswagen	0%	(1)
Mazda	0%	Up to 25% (2)
Subaru	0%	Up to 15% (2) (3) (5)
Suzuki	0%	Up to 15% (2) (3) (5)
Mitsubishi	0%	Up to 15% (2) (3) (5)
Isuzu	0%	Up to 15% (2) (3) (5)
Kia	0%	Up to 5% (2) (4) (5)
Hyundai	0%	Up to 8% (2) (4) (5)
Daewoo	0%	Up to 3% (2) (4) (5)

___________________

(1)

The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by DaimlerChrysler, Ford, Toyota, General Motors, Honda, Nissan, and Volkswagen shall not exceed the following percentages: (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, fifty percent (50%).

(2)	The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 40% in the aggregate.

(3)	The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

(4)	The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Kia, Hyundai or Daewoo shall not exceed 10% in the aggregate.

(5)	The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 25% in the aggregate.

*	As a percentage of Group III Collateral.